CUSIP No.: 655555100	Page 9 of 10 Pages
EXHIBIT A
JOINT FILING AGREEMENT
     The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock, par value $0.01 per share, of Nord Resources Corporation dated as of October 12, 2007, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.
Date: October 12, 2007

LOUIS M. BACON
By:	/s/ James E. Kaye
	Name:	James E. Kaye
	Title:	Attorney-in-Fact

MOORE CAPITAL MANAGEMENT, LLC
By:	/s/ James E. Kaye
	Name:	James E. Kaye
	Title:	Vice President